EXHIBIT (e)(1)(i)
AMENDED AND RESTATED EXHIBIT A
TO THE UNDERWRITING AGREEMENT
     THIS EXHIBIT A, dated as of February 1, 2008 is amended and restated Exhibit A to that certain Underwriting Agreement dated as of April 23, 2007, among BB&T AM Distributors, Inc., BB&T Funds and BB&T Asset Management, Inc.
FUNDS
BB&T Equity Index Fund
BB&T Large Cap Fund
BB&T Mid Cap Value Fund
BB&T Mid Cap Growth Fund
BB&T Small Cap Fund
BB&T International Equity Fund
BB&T Special Opportunities Equity Fund
BB&T Equity Income Fund
BB&T Short U.S. Government Fund
BB&T Intermediate U.S. Government Fund
BB&T Total Return Bond Fund
BB&T Kentucky Intermediate Tax-Free Fund
BB&T Maryland Intermediate Tax-Free Fund
BB&T North Carolina Intermediate Tax-Free Fund
BB&T South Carolina Intermediate Tax-Free Fund
BB&T Virginia Intermediate Tax-Free Fund
BB&T West Virginia Intermediate Tax-Free Fund
BB&T National Tax-Free Money Market Fund
BB&T Prime Money Market Fund
BB&T U.S. Treasury Money Market Fund
BB&T Capital Manager Conservative Growth Fund
BB&T Capital Manager Moderate Growth Fund
BB&T Capital Manager Growth Fund
BB&T Capital Manager Equity Fund
Sterling Capital Small Cap Value Fund

BB&T AM DISTRIBUTORS, INC.		BB&T ASSET MANAGEMENT, INC.

By:	/s/ Bruno DiStefano	By:	/s/ Keith F Karlawish

Name:	Bruno DiStefano	Name:	Keith F Karlawish
Title:	Vice President	Title:	President
BB&T FUNDS

By:	/s/ James T. Gillespie

Name:	James T. Gillespie
Title:	Vice President